UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Bear State Financial, Inc.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Bear State Financial, Inc.
900 South Shackleford Rd., Suite 401
Little Rock, Arkansas 72211

Supplement to Proxy Statement
for the Special Meeting of Shareholders to be held on November 15, 2017

Bear State Financial, Inc. (“Bear State”) has engaged Georgeson LLC (“Georgeson”) to act as proxy solicitor and to provide informational support in conjunction with Bear State’s special meeting of shareholders to be held at 900 South Shackleford Rd., Suite 605, Little Rock, Arkansas 72211, on Wednesday, November 15, 2017 at 10:30 a.m. local time. Bear State will pay Georgeson a base fee of $6,500, plus expenses, for these services, and Bear State will bear the entire cost associated with these services.

If shareholders need assistance with casting or changing their vote, they should contact Georgeson, toll-free at 1-800-905-7281.